Aflac Incorporated Form 8-K

EXHIBIT 99.1

AFLAC INCORPORATED PRICES 50 BILLION YEN OF SENIOR NOTES

COLUMBUS, Georgia – June 29, 2011 – Aflac Incorporated announced today that it has priced yen-denominated (Samurai) bonds totaling 50 billion yen (par value), or approximately $625 million at the current yen/dollar exchange rate. The issuance consists of 28.7 billion yen ($359 million) of three-year fixed-rate notes with a coupon of 1.47%; 15.8 billion yen ($197 million) of five-year fixed-rate notes with a coupon of 1.84%; and 5.5 billion yen ($69 million) of three-year floating-rate notes with a coupon of three-month Japanese yen Libor plus 1.15%. The company anticipates using the proceeds from this issuance primarily for debt repayment and general corporate purposes. The bonds will be issued in Japan under a previously announced shelf registration filed with Japanese regulatory authorities. This issuance is the first issuance from the November 2009 shelf registration.

Commenting on the pricing of the debt issue, Aflac Incorporated President and Chief Financial Officer Kriss Cloninger III commented: “This debt issuance will facilitate our repayment of approximately 35 billion yen of Uridashi notes that mature in September 2011, and further strengthens our liquidity position.”

ABOUT AFLAC

When a policyholder gets sick or hurt, Aflac pays cash benefits fast. For more than 55 years, Aflac insurance policies have given policyholders the opportunity to focus on recovery, not financial stress. In the United States, Aflac is the number one provider of guaranteed-renewable insurance. In Japan, Aflac is the number one life insurance company in terms of individual policies in force. Aflac insurance products provide protection to more than 50 million people worldwide. For five consecutive years, Aflac has been recognized by Ethisphere magazine as one of the World’s Most Ethical Companies and by Forbes magazine as one of America’s Best-Managed Companies in the Insurance category. In 2011, Fortune magazine recognized Aflac as one of the 100 Best Companies to Work For in America for the thirteenth consecutive year. Also, Fortune magazine included Aflac on its list of Most Admired Companies for the tenth time in 2011. Aflac Incorporated is a Fortune 500 company listed on the New York Stock Exchange under the symbol AFL. To find out more about Aflac, visit aflac.com or aflacenespanol.com.

FORWARD-LOOKING INFORMATION

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” to encourage companies to provide prospective information, so long as those informational statements are identified as forward-looking and are accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those included in the forward-looking statements. We desire to take advantage of these provisions. This document contains cautionary statements identifying important factors that could cause actual results to differ materially from those projected herein, and in any other statements made by company officials in communications with the financial community and contained in documents filed with the Securities and Exchange Commission (SEC).

Forward-looking statements are not based on historical information and relate to future operations, strategies, financial results or other developments. Furthermore, forward-looking information is subject to numerous assumptions, risks and uncertainties. In particular, statements containing words such as “expect,” “anticipate,” “believe,” “goal,” “objective,” “may,” “should,” “estimate,” “intends,” “projects,” “will,” “assumes,” “potential,” “target” or similar words as well as specific projections of future results, generally qualify as forward-looking. Aflac undertakes no obligation to update such forward-looking statements. We caution readers that the following factors, in addition to other factors mentioned from time to time, could cause actual results to differ materially from those contemplated by the forward-looking statements: difficult conditions in global capital markets and the economy generally; governmental actions for the purpose of stabilizing the financial markets; defaults and downgrades in certain securities in our investment portfolio; impairment of financial institutions; credit and other risks associated with Aflac’s investment in perpetual securities; differing judgments applied to investment valuations; subjective determinations of amount of impairments taken on our investments; realization of unrealized losses; limited availability of acceptable yen-denominated investments; concentration of our investments in any particular sector or issuer; concentration of business in Japan; ongoing changes in our industry; exposure to significant financial and capital markets risk; fluctuations in foreign currency exchange rates; significant changes in investment yield rates; deviations in actual experience from pricing and reserving assumptions; subsidiaries’ ability to pay dividends to the Parent Company; changes in law or regulation by governmental authorities; ability to attract and retain qualified sales associates and employees; ability to continue to develop and implement improvements in information technology systems; changes in U.S. and/or Japanese accounting standards; decreases in our financial strength or debt ratings; level and outcome of litigation; ability to effectively manage key executive succession; catastrophic events including, but not necessarily limited to, tornadoes, hurricanes, earthquakes, tsunamis, and radiological disasters; and failure of internal controls or corporate governance policies and procedures.

This notice does not constitute an offer of any securities for sale. The securities to be issued through the above-referenced shelf registration will not be registered in the United States and will not be offered or sold to U.S. investors absent compliance with the registration requirements of the Securities Act of 1933 or an available exemption from the registration requirements thereof.

Analyst and investor contact – Robin Y. Wilkey, 706.596.3264 or 800.235.2667, FAX: 706.324.6330, or rwilkey@aflac.com

Media contact – Laura Kane, 706.596.3493, FAX: 706.320.2288, or lkane@aflac.com